UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2005

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

385 East Colorado Boulevard, Suite 299
Pasadena, California   91101
(Address of principal executive offices including zip code)

(626) 578-0777
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 6, 2005, the Board of Directors of Alexandria Real Estate Equities, Inc. (the "Company") appointed Martin A. Simonetti as a director of the Company, to serve until the 2006 annual meeting of stockholders of the Company. Mr. Simonetti will also serve as a member of the Audit Committee of the Board of Directors. The Board of Directors of the Company has determined that Mr. Simonetti is an "audit committee financial expert" within the meaning of the regulations of the Securities and Exchange Commission, and has determined that Mr. Simonetti is an independent director pursuant to the policies of the New York Stock Exchange.

Martin A. Simonetti has served as the President and Chief Executive Officer of VLST Corporation ("VLST") since November 21, 2005. From 1999 to 2005, Mr. Simonetti was employed at Dendreon Corporation, most recently serving as Chief Financial Officer, Senior Vice President Finance and Treasurer. From 1991 to 1998, he was employed at Amgen Inc., serving as Vice President Operations and Finance of Amgen BioPharma and its Director of Colorado Operations. From 1984 to 1991, he worked at Genentech, Inc., first as a scientist in its Medicinal and Analytical Chemistry Department and later as a financial analyst and group controller. Mr. Simonetti serves on the board of directors of Icagen, Inc. (Nasdaq: ICGN) based in Durham, North Carolina and IntegriGen, Inc., a privately held company based in Novato, California. He is also a member of the Dean's executive advisory board for the Albers School of Business and Economics at Seattle University. Mr. Simonetti received an M.S. in Nutrition from the University of California, Davis and an M.B.A. from the University of Santa Clara.

Prior to Mr. Simonetti joining VLST, VLST entered into a lease arrangement in April 2004 under which VLST makes rental payments of approximately $222,000 per year to an affiliate of the Company. The lease is for approximately 3,400 square feet and expires in May 2006. In May 2004, an affiliate of the Company made an equity investment in the amount of $317,750, representing an interest of approximately 3% in VLST. The Company and its affiliates have no representation on the board or otherwise and do not exercise any control over VLST. In August 2004, an affiliate of the Company extended a secured loan to VLST in the amount of $239,000. The loan bears a market rate of interest, requires monthly payments of interest and is expected to be repaid in 2006, prior to its maturity in August 2007. The loan is current. Mr. Simonetti had no involvement in any of these transactions, and receives no personal benefit from these transactions other than by virtue of his status as an executive officer and stockholder of VLST.

The press release announcing Mr. Simonetti's appointment as a director of the Company is attached hereto as Exhibit 99.1 and is filed herewith.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

  99.1   Press Release dated December 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 12, 2005	By: /s/ DEAN A. SHIGENAGA
Dean A. Shigenaga
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1*	Press release dated December 12, 2005

*    Also provided in PDF format as a courtesy.